Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement (No. 333-136667 dated August 16, 2006) on Form S-8 for Dearborn Bancorp, Inc. of our report dated June 27, 2008, with respect to the financial statements and supplemental schedule of Fidelity Bank 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2007
Southfield, Michigan
July 1, 2009